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                                                                Exhibit 10
                                  ROPES & GRAY
                            One International Place
                        Boston, Massachusetts 02110-2624


                                                            August 18, 1997



Compass Capital Funds
345 Park Avenue, 30th Fl.
New York, NY  10154

   Re:  Shares of Beneficial Interest, Classes HH-1, HH-2, HH-3, HH-4 and HH-5
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Ladies and Gentlemen:

          We have acted as special Massachusetts counsel for Compass Capital Funds, a Massachusetts business trust (the "Trust"). You have informed us that you intend to register under the Securities Act of 1933, as amended (the "Act"), and offer and sell from time to time your shares of beneficial interest, $.001 par value, of Classes HH-l, HH-2, HH-3, HH-4 and HH-5 ("Shares").

          In connection with this opinion, we have examined:

          (i) A copy of your Declaration of Trust dated as of December 22, 1988, as amended (the "Declaration of Trust").

          (ii) A certificate of the Secretary of State of the Commonwealth of Massachusetts dated August 13, 1997 certifying as to your authority to exercise in the Commonwealth all of the powers recited in the Declaration of Trust and to transact business in the Commonwealth.

          (iii) A copy of your Code of Regulations (the "Code of Regulations"), certified by your Secretary.

          (iv) A certificate of your Secretary dated August 15, 1997 as to certain actions of the trustees of the Trust (including their due adoption of resolutions establishing Classes HH-1, HH-2, HH-3, HH-4 and HH-5 and authorizing the issuance of Shares from time to time for the consideration described in your registration statement under the Act (the "Registration Statement")), and certifying, among other things, that the original Declaration of Trust was executed within the Commonwealth of Massachusetts and that you have maintained an office in Massachusetts since your organization.

          (v)   A copy of your Certificate of Classification of Shares relating to Classes HH-1, HH-2, HH-3, HH-4 and HH-5, stamped to show receipt thereof
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               today in the office of the Secretary of State of the Commonwealth of Massachusetts.

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of such original documents.

          We have made such examination of Massachusetts law as we have deemed relevant for purposes of this opinion. We express no opinion as to the effect of laws, rules or regulations of any state or jurisdiction other than the Commonwealth of Massachusetts.

          Based on the forgoing, we are of the opinion that the issue and sale of an unlimited number of Shares has been duly authorized under Massachusetts law, and that, upon the original issue and sale of any of such authorized Shares and upon receipt by the Trust of the consideration therefor specified in the Registration Statement as from time to time in effect (which consideration shall in each case be at least equal to the applicable net asset value and the par value of the Shares), the Shares so issued will by validly issued, fully paid and nonassessable by the Trust.

          Under Massachusetts law, shareholders of a Massachusetts business trust could, under certain circumstances, be held personally liable for the obligations of the trust. However, the Declaration of Trust disclaims shareholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in every note, bond, contract, order or other undertaking issued by or on behalf of the Trust or its Trustees, and in the stationery used by the Trust. The Declaration of Trust provides for indemnification out of the assets of the Trust belonging to the class(es) of shares owned by such shareholder (and other classes having the same alphabetical designation) for all loss and expense of any shareholder held personally liable solely by reason of his or her being or having been a shareholder. Thus, the risk of a shareholder's incurring financial loss on account of shareholder liability is limited to circumstances in which the relevant class of shares itself (and other classes having the same alphabetical designation) would be unable to meet its obligations.

          We understand that this opinion is to be used in connection with the registration of an indefinite number of Shares for offering and sale pursuant to the Act. We consent to the filing of this opinion with and as part of the Registration Statement (File No. 033-26305).

                                         Very truly yours,
                                         /s/ Ropes & Gray
                                         ROPES & GRAY